                                                                      Exhibit 11

                           TRANSCEND SERVICES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                                           MARCH 31
                                                                --------------------------
                                                                     1999          1998
                                                                -----------    -----------
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS                    $  (395,000)   $   307,000

LOSS FROM DISCONTINUED OPERATIONS                                   (23,000)       (15,000)
                                                                -----------    -----------

NET INCOME (LOSS)                                               $  (418,000)   $   292,000
                                                                ===========    ===========

DIVIDENDS ON PREFERRED STOCK                                        120,000        119,000

NET INCOME (LOSS) TO COMMON STOCKHOLDERS                        $  (538,000)   $   173,000
                                                                ===========    ===========

BASIC INCOME (LOSS) PER SHARE:
  FROM CONTINUING OPERATIONS                                    $     (0.02)   $      0.01
  FROM DISCONTINUED OPERATIONS                                  $     (0.00)   $     (0.00)
                                                                -----------    -----------
 NET INCOME (LOSS) PER SHARE                                    $     (0.02)   $      0.01
                                                                ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       21,606,000     20,568,000
                                                                ===========    ===========
DILUTED INCOME (LOSS) PER SHARE:
  FROM CONTINUING OPERATIONS                                    $     (0.02)   $      0.01
  FROM DISCONTINUED OPERATIONS                                  $     (0.00)   $     (0.00)
                                                                -----------    -----------
NET INCOME (LOSS)                                               $     (0.02)   $      0.01
                                                                ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       21,606,000     20,778,000
                                                                ===========    ===========

                                       14